ZURICH

November 1,2006


Berthel Growth & Income Trust

701 Tama Street

                                Marion, TA 52302





          Re:  Bond/Policy No, FIB 0005569 02 Dear Insured:

Acting upon your application, we offer you the enclosed bond/policy. The coverages, limits and deductibles provided by the bond/policy may vary from those requested in your application. If there are differences in coverages. limits, or deductibles, these differences are a result of the negotiations we had in developing your bonding and/or insurance program, and they supersede what was requested in your application.

By retaining the bond/policy and paying the premium billed, you have accepted this offer of coverage as established by the enclosed bond/policy.


Yours sincerely,

Patricia M. Tobin
Zurich Insurance Company
Patricia M, Tobin

Zurich North America
11600College Blvd., 1st Floor
Overland Park, KS
66210

Phone + 1..800.777.9005
http://www.zurich.com

Direct Phone 913.696.3640
Direct FAX 1.913.696.3641
E-Mail patricia.tobin@zurich.com


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The
F&D                          FINANCIAL INSTITUTION BOND                 Home Office
Companies             Standard Form No. 14, Revised to October          P.O. Box 1227
                                                                        Baltimore, MD 21203

                      FIDELITY AND DEPOSIT COMPANY OF MARYLAND

              (stock insurance companies herein called Underwriter)
                                                            Bond No.  FIB 0005569 02

DECLARATIONS

Item 1.  Name of Insured (herein called Insured)
             Berthel Growth & Income Trust
             Berthel SBIC, LLC

             Principal Address:

             701 Tama St.
             Marion                     IA  52302
-------------------------------------------------------------------------------------------------------------------
Item 2.  Bond Period:  from 12:01 a.m. 11-01-06                 to 12:01 a.m. 11-01-07
             Standard time at the Principal Address shown in Item 1. above.
-------------------------------------------------------------------------------------------------------------------
Item 3. The Aggregate Liability of the Underwriter during Bond Period shall be $1,000,000
-------------------------------------------------------------------------------------------------------------------
Item 4.  Subject to Sections 4. and 11. hereof,
             The Single Loss Limit of Liability is $       500,000

             And the Single Loss Deductible is     $             0

              Provided, however, that if any amounts are inserted below opposite specified Insuring Agreements of Coverage, those amounts shall be controlling. Any Amount set forth below shall be part of and not in addition to amounts set forth above. (If an Insuring Agreement or Coverage is to be deleted, insert "Not Covered.")

             Amount applicable to:                                   Single Loss                  Single Loss
                                                                 Limit of Liability                Deductible
             Insuring Agreement (D) FORGERY OR ALTERATION         $ NOT COVERED                 $ NOT  COVERED
             Insuring Agreement (E) SECURITIES                    $ NOT COVERED                 $ NOT COVERED
             Coverage on Partners                                 $ NOT COVERED                 $ NOT COVERED
             Optional Insuring Agreements
               And Coverages:

             If "Not Covered" is inserted above opposite any specified Insuring
             Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto In this bond shall be deemed deleted therefrom.
-------------------------------------------------------------------------------------------------------------------
Item 5.  The liability of the Underwriter is subject to the terms of the following riders
              Attached hereto:
              F253       F258      F285       SR6100e


-------------------------------------------------------------------------------------------------------------------
Item         6. The Insured by the acceptance of this bond gives notice to the
             Underwriter terminating or canceling prior bond(s) or policy(ies)
             No. (s)FIB 0005569 -01 such termination or cancellation to be effective as of the time this bond becomes
              effective.
-------------------------------------------------------------------------------------------------------------------


                                                    Countersigned by:  /s/  Robert L. Kollsmith
                                                                      -----------------------------------------------
                                                                            Robert L. Kollsmith
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